Exhibit 99.1

Agrico Acquisition Corp. Announces Pricing of $125 Million Initial Public Offering

Houston, Texas , July 07, 2021 (GLOBE NEWSWIRE) -- Agrico Acquisition Corp. (the “Company”), a newly organized blank check company incorporated as a Cayman Islands exempted company and led by Chairman and CEO Brent de Jong, today announced the pricing of its initial public offering of 12,500,000 units at an offering price of $10.00 per unit, with each unit consisting of one Class A ordinary share of the Company and one-half of one redeemable warrant. Each whole warrant will entitle the holder thereof to purchase one Class A ordinary share at $11.50 per share. The units are expected to trade on the Nasdaq Capital Market (“NASDAQ”) under the ticker symbol “RICOU” beginning July 8, 2021. Once the securities comprising the units begin separate trading, the Class A ordinary shares and the warrants are expected to be traded on the NASDAQ under the symbols “RICO” and “RICOW,” respectively.

Maxim Group LLC is acting as sole book-running manager for the offering.

The Company has granted the underwriters a 45-day option to purchase up to 1,875,000 additional units at the initial public offering price to cover over-allotments, if any. The offering is expected to close on July 12, 2021, subject to customary closing conditions.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 7, 2021. The offering is being made only by means of a prospectus. When available, copies of the prospectus related to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3500, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Agrico Acquisition Corp.

Agrico Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While Agrico Acquisition Corp. will not limit its search for a target company to any particular business segment, it will concentrate its focus on targets in agriculture, horticulture, and aquaculture that aim to improve yield, efficiency or profitability in the production, processing, distribution, provision of capital, or consumption of outputs, inputs, data, technology or other services located in the Americas. For more information please visit www.agrico.co. The information contained on, or accessible through, the Company’s website is not incorporated by reference into this press release, and you should not consider it a part of this press release.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Agrico Acquisition Corp., including those set forth in the Risk Factors section of Agrico Acquisition Corp.’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Agrico Acquisition Corp. undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact Information:

Brent de Jong
Chief Executive Officer
Agrico Acquisition Corp.
(346) 800-5508
contact@agrico.co